UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 10, 2023

Date of Report (Date of earliest event reported)

Phoenix Motor Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41414	85-4319789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Lakeview Loop Anaheim, CA	92807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 987-0815

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.0004 per share	PEV	NASDAQ Capital Market

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On November 10, 2023, Phoenix Motor Inc., a Delaware corporation (the “Company”), entered into that certain Second Securities Purchase Agreement, dated as of November 10, 2023 (the “SPA”), with the accredited investor named therein (the “Investor”).

Upon execution of the SPA, the Company issued a common stock purchase warrant (the “Execution Warrant”) to the Investor to purchase up to 1,000,000 shares of the Company’s common stock (the “common stock”), with an exercise price equal to $1.30 per share for six (6) years on a cash basis or, if the shares of common stock issuable upon exercise of the Warrant are not registered within 12 months after the closing, on a cashless basis. The exercise price is subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. In addition, the Execution Warrant exercise price is subject to adjustment in the event of the issuance of new securities, other than exempted securities, at an effective price less than the exercise price, then the exercise price shall be reduced to an exercise price equal to the consideration per share deemed to have been paid for such new securities, subject to compliance with the requirements of the trading market.

Also, in connction with the SPA, the Company agreed to issue and sell, in a private placement, subject to the satisfaction of certain closing conditions, a $12 million of principal amount of the Company’s secured senior convertible promissory note (the “Note”), having an original issue discount of 10%, which upon closing will result in a net amount of $10.8 million of being purchased by the Investor.

The Note will not be funded by the Investor until: (a) the volume weighted average price (“VWAP”) for the Company’s common stock shall have be in excess of $1.00 for the ten (10) consecutive trading days preceding the applicable closing date; and (b) the daily volume of the common stock on the trading market shall have been in excess of $150,000 for the ten (10) consecutive trading days preceding the applicable closing date.

The Note will accrue interest at the “Prime Rate” (as published by the Wall Street Journal) plus 4.75% per annum if interest is paid in cash, or the Prime Rate plus 7.75% per annum if interest is paid in shares of common stock, payable on the last trading day of each quarter.

The Note will mature 18 months after the date of issuance. The Company may, from time to time, prepay the principal amount owing under the Note, subject to a 30% prepayment premium, so long as the Company provides at least 30 business days’ prior written notice to the holder of such prepayment.

The Note will be convertible into shares of the Company’s common stock at a “conversion price”, which is the greater of (x) $0.60, subject to adjustment as provided herein (the “Floor Price”), or (y) the lesser of (i) 87.5% of the lowest daily VWAP in the seven (7) Trading Days prior to the Conversion Date, subject to adjustment as provided herein (the “Variable Price”), and (ii) $0.80, subject to adjustment as provided herein. Notwithstanding the foregoing, automatically following an Event of Default, without the requirement of the Holder to provide notice to the Maker, and subject to the provisions relating to the Nasdaq 19.99% Cap set forth in Section 3.3, the Conversion Price shall mean the lesser of the (x) Floor Price and (y) the Variable Price. Following an Event of Default (as defined in the Notes and further described below), subject to the provisions relating to the Nasdaq 19.99% Cap (as defined below), the conversion price shall be equal to the lesser of the (x) Floor Price and (y) the Variable Price. In respect of any conversion where the Variable Price is less than the Floor Price (the “Alternative Conversion”), the Company will pay to the holder either in cash, or subject to the Nasdaq 19.99% Cap, in shares of common stock equal to such conversion amount or interests, divided by the applicable Variable Price.

Under the Note, “Events of Default” will mainly include, among others, (i) any default in the payment of principal amount when due or liquidated damages; (ii) the Company’s failure to observe or perform any material convent, condition or agreement contained in the Note or other transaction documents; (iii) the Company’s notice of its inability to comply with proper requests for conversion; (iv) the Company’s failure to timely deliver the conversion shares; (v) the Company’s failure to reserve the required minimum number of shares to satisfy a potential conversion; (vi) any breach of a material representation or warranty by the Company or any of its subsidiaries; (vii) any default of the Company in any payment amount on indebtedness in excess of $250,000; and (i) a proceeding in respect of the Company or its subsidiaries seeking the liquidation, dissolution or winding up. Certain Events of Default contain cure periods as set forth in the Note.

Also, in connection with the SPA, the Company agreed to issue a common stock purchase warrant upon closing of the Note financing (the “Closing Warrant”) to the Investor. The Closing Warrant will be exercisable for an amount of shares equal to the principal amount of the Note, divided by the VWAP of the common stock over the 5 trading days preceding the Closing Warant issuance date. The Closing Warrant is exercisable for six (6) years on a cash basis or, if the shares of common stock issuable upon exercise of the Warrant are not registered within 12 months after the closing, on a cashless basis. In addition, the Closing Warrant exercise price is subject to adjustment in the event of the issuance of new securities, other than exempted securities, at an effective price less than the exercise price, then the exercise price shall be reduced to an exercise price equal to the consideration per share deemed to have been paid for such new securities, subject to compliance with the requirements of the trading market.

In the SPA, the Company agreed to seek the approval of its stockholders for the issuance of all shares of our common stock issuable upon conversion of the Note and exercise of the Warrants, in compliance with the rules of the Nasdaq Capital Market (the “Stockholder Approval”).

In connection with the SPA, the Company entered into a registration rights agreement with the Investor (the “Registration Rights Agreement”). The Company is required to use commercially reasonable efforts to efforts to file, within 15 calendar days of the date of th SPA or as soon as practicable thereafter, a registration statement (the “Resale Registration Statement”) providing for the resale by the Investors of the shares of common stock issuable upon exercise of the Warrants and conversion of the Note. The Company is also required to use commercially reasonable efforts to cause such Resale Registration Statement to become effective within 90 days calendar days from the signing of the SPA and to maintain the effectiveness of the Resale Registration Statement at all times until each Investor no longer owns any Notes or the Warrant or shares of common stock issuable upon conversion or exercise thereof.

The foregoing summaries of the SPA, the Note, the Exercise Warrant, the Closing Warrant and the Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 10.1, 10.2, 4.1, 4.2 and 10.3, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the issuance of the Note is incorporated into this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference into this Item 3.02.

The issuances of the Execution Warrant was and the Note and Closing Warrant will be, and the shares of common stock issable upon conversion of the Note and exercise of the Warrants will be, exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission under of the Securities Act of 1933, as amended (the “Act”), as transactions by an issuer not involving any public offering. At the time of their issuance, the Note and the Warrants were or will be deemed to be restricted securities for purposes of the Act and will bear restrictive legends to that effect.

Forward-Looking Statements

This Current Report on Form 8-K includes contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties. Forward-looking statements can be identified through the use of words such as “may," "might," "will," "intend," "should," "could," "can," "would," "continue," "expect," "believe," "anticipate," "estimate," "predict," "outlook," "potential," "plan," "seek," and similar expressions and variations or the negatives of these terms or other comparable terminology. These forward-looking statements, which include among other things, statements regarding the parties’ commitments under the SPA are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company's current expectations and speak only as of the date of this Report. There can be no assurance that future developments affecting Phoenix will be those anticipated. Actual results may differ materially from the Company's current expectations depending upon a number of factors. These factors include, among others, those related to the market performance of the Company’s common stock; our ability to raise additional funds under the Note; the Company’s ability to receive shareholder approval of the shares of common stock to be issued under the Notes and Warrants for purposes of Nasdaq Listing Rule 5635; our ability to timely register shares of our common stock with the SEC, and those other risks and uncertainties that are described in the "Risk Factors" section of the Company's annual report on Form 10-K filed with the SEC and our other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Except as required by law, the Company does not undertake any responsibility to revise or update any forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Execution Warrant, dated as of November 10, 2023
4.2	Form of Closing Warrant
10.1	Second Securities Purchase Agreement, dated as of November 10, 2023, by and between the Registrant and JAK Opportunities II, LLC*
10.2	Form of Senior Unsecured Convertible Promssory Note
10.3	Registration Rights Agreement, dated as of November 10, 2023
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX MOTOR INC.

Dated: November 13, 2023

	By:	/s/ Chris Wang
Name: Chris Wang
Title: Chief Financial Officer